SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2013

PACIFIC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-29829	91-1815009
(Commission File Number)	IRS Employer Identification No.

1101 S. Boone Street
Aberdeen, Washington 98520-5244
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (360) 533-8870

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 29, 2013, Pacific Financial Corporation, Aberdeen, Washington, announced that its wholly owned subsidiary, Bank of the Pacific, entered into a definitive agreement to acquire the Aberdeen, Washington; Astoria, Oregon; and Seaside, Oregon branches of Sterling Savings Bank, a wholly owned subsidiary of Sterling Financial Corporation. The transaction will expand Bank of the Pacific’s operations to 17 branches in Washington and 3 branches in Oregon. Under the terms of the agreement, Bank of the Pacific will acquire approximately $50 million of deposits, paying a deposit premium of 2.77% on core in-market deposits assumed. Additionally, approximately $6 million of performing loans will be acquired.

The transaction, which is subject to regulatory approval and other customary conditions of closing, is expected to be completed during the second quarter of 2013. A copy of the press release is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release issued January 29, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2013	PACIFIC FINANCIAL CORPORATION

	By:	/s/ Denise Portmann
Denise Portmann
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued January 29, 2013

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